UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Tyra Biosciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P.O. BOX 8016, CARY, NC 27512-9903

Tyra Biosciences, Inc.

Important Notice Regarding the Availability
of Proxy Materials

Stockholders Meeting to be held on
May 31, 2023

For Stockholders of record as of April 6, 2023

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/TYRA

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

For a convenient way to view proxy materials and VOTE go to
www.proxydocs.com/TYRA

Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 19, 2023.

To order paper materials, use one of the following methods.

INTERNET	TELEPHONE	* E-MAIL
www.investorelections.com/TYRA	(866) 648-8133	paper@investorelections.com

When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Tyra Biosciences, Inc.

Meeting Materials: Notice of Meeting, Proxy Statement and Annual Report on Form 10-K

Meeting Type:   Annual Meeting of Stockholders

Date:    Wednesday, May 31, 2023

Time:   9:00 AM, Pacific Time

Place:   The Annual Meeting will be held live via webcast - Please visit

 www.proxydocs.com/TYRA for more details.

To attend the meeting you must register by 2:00 PM, PT on May 29, 2023 at www.proxydocs.com/TYRA

SEE REVERSE FOR FULL AGENDA

Tyra Biosciences, Inc.

Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

PROPOSAL

1.

To elect the three nominees for Class II directors for a three-year term to expire at the 2026 annual meeting of stockholders and until their respective successors have been duly elected and qualified.

1.01 Isan Chen, M.D.

1.02 Gilla Kaplan, Ph.D.

1.03 Robert More

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

3.	The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.